UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2023

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Exchangeable Notes Offering” in Item 8.01 below is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Common Stock Offering

On November 8, 2023, Spirit AeroSystems Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of the several underwriters named therein, in connection with the registered public offering (the “Common Stock Offering”) of up to 10,454,545 shares of the Company’s Class A common stock, including the underwriters’ option to purchase 1,363,636 additional shares of Class A common stock, at a price to the public of $22.00 per share of Class A common stock. On November 13, 2023, the Company issued and sold 10,454,545 shares of its Class A common stock pursuant to the Underwriting Agreement, which included the exercise in full of the underwriters’ option to purchase additional shares of Class A common stock. The net proceeds to the Company from the Common Stock Offering, after deducting underwriting discounts and commissions and offering expenses payable by the Company, were approximately $220.4 million. The Company plans to use the net proceeds from the Common Stock Offering for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Common Stock Offering was made pursuant to an effective shelf registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on November 7, 2023 (File No. 333-275362), a base prospectus, dated November 7, 2023, included as part of the Registration Statement, and a prospectus supplement, dated November 8, 2023, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the opinion of Sullivan & Cromwell LLP relating to the issuance of the Class A common stock in the Common Stock Offering is attached hereto as Exhibit 5.1 to this Current Report on Form 8-K. Exhibits 1.1 and 5.1 hereto are hereby incorporated by reference into the Registration Statement.

Exchangeable Notes Offering

On November 13, 2023, in connection with the issuance by Spirit AeroSystems, Inc. (“Spirit”), a wholly owned subsidiary of the Company, of $230 million aggregate principal amount of its 3.250% Exchangeable Senior Notes due 2028 (the “Notes”), Spirit entered into an Indenture (the “Indenture”), by and among Spirit, the Company and Spirit AeroSystems North Carolina, Inc. (“Spirit NC”), as guarantors (Spirit NC together with the Company, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes were issued and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes are senior, unsecured obligations of Spirit and are fully and unconditionally guaranteed on a senior, unsecured basis by the Guarantors.

The net proceeds from the sale of the Notes were approximately $223.7 million, after deducting discounts and commissions to the initial purchasers but before other estimated fees and expenses. Spirit plans to use the net proceeds from the sale of the Notes for general corporate purposes.

The Notes mature on November 1, 2028, unless earlier exchanged, redeemed or repurchased, and bear interest at a rate of 3.250% per year payable semiannually in cash in arrears on May 1 and November 1 of each year. The first interest payment date is May 1, 2024.

The Notes will be exchangeable at an initial exchange rate of 34.3053 shares of the Company’s Class A common stock per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $29.15 per share of Class A common stock). The initial exchange rate is subject to adjustment, as provided in the Indenture. Upon exchange of the Notes, Spirit will pay cash, shares of Class A common stock or a combination of cash and shares of Class A common stock, at Spirit’s election, in respect of its exchange obligations for the Notes. Prior to the close of business on the business day immediately preceding August 1, 2028, the Notes will be exchangeable at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods described in the Indenture. On or after August 1, 2028, until the close of business on the business day immediately preceding the maturity date, the Notes will be exchangeable at the option of the noteholders at any time regardless of these conditions or periods.

Prior to November 6, 2026, Spirit may not redeem the Notes. On or after November 6, 2026, Spirit may redeem for cash all or any portion (subject to certain limitations) of the Notes, at its option, if the last reported sale price of the Company’s Class A common stock has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Spirit provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes.

Subject to certain conditions and exceptions, holders of the Notes will have the right to require Spirit to repurchase all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the Indenture) at a repurchase price of 100% of their principal amount plus any accrued and unpaid interest. In connection with certain corporate events or if Spirit calls any Notes for redemption, Spirit will, under certain circumstances, increase the exchange rate for noteholders who elect to exchange their Notes in connection with any such corporate event or exchange their Notes called for redemption during the related redemption period.

The Notes and the guarantee are Spirit’s and the Guarantors’ senior unsecured obligations, respectively, and as applicable, rank senior in right of payment to any of Spirit’s or the Guarantors’ indebtedness that is expressly subordinated in right of payment to the Notes, rank equal in right of payment with any of Spirit’s or the Guarantors’ liabilities that are not so subordinated, are effectively subordinated in right of payment to any of Spirit’s or the Guarantors’ secured indebtedness to the extent of the value of the assets securing such indebtedness and are effectively subordinated to all indebtedness and other liabilities (including trade payables) of Spirit’s or the Guarantors’ respective subsidiaries (other than Spirit and Spirit NC).

The Indenture provides for customary events of default, all as described in the Indenture.

With the exception of covenants restricting Spirit’s and the Guarantors’ ability to merge, consolidate or sell substantially all of their respective assets, the Indenture does not provide for restrictive covenants.

The description of the Indenture in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and form of the Notes, which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated November 8, 2023, by and between the Company and Morgan Stanley & Co. LLC, as representative of the several underwriters.
4.1	Indenture, dated as of November 13, 2023, among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., Spirit AeroSystems North Carolina, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 3.250% Exchangeable Senior Notes due 2028 (included as Exhibit A to Exhibit 4.1).
5.1	Opinion of Sullivan & Cromwell LLP.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: November 13, 2023	/s/ Mark J. Suchinski
Mark J. Suchinski
Senior Vice President and Chief Financial Officer